Exhibit 99.1

O NE T OUCH SEC FINANCIAL REPORTING FOCUS UNIVERSAL INC. NASDAQ : FCUV DESHENG WANG TEL: 626 - 272 - 3883 EMAIL: DESHENG@FOCUSUNIVERSAL.COM

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PROBLEM • Every public company is required to file an annual report 10 - K and quarterly reports 10 - Qs to SEC. • Reporting deadlines are inflexible, late filings and mistakes in financial reporting can result in regulatory review, enforce men t actions, and penalties. • The repetitive manual entry of hundreds thousands of financial numbers in these reports imposes a significant challenge. • Preparation of these reports is costly and time - consuming. • Even the compan y’s CFOs and CPAs find themselves unable to sleep for weeks before the filling date, striving to address auditor’s comments, yet still unable to ensure the timely submission of the company’s financial report. • These reporting requirements can interfere with other reporting timelines and leave an already strapped team scrambling for the resources needed to meet all their mandated reporting requirements.

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SOLUTION • Eliminates 99 % of the repetitive data entry . • Distinguished from current SEC financial reporting providers’ manual approach, Focus Universal Inc developed automated AI - driven data entry solutions to intricate the problem . • The users only need to upload their current financial statements, our software automatically populate hundreds of thousands financial numbers to the SEC financial reports and reduces the preparation time from weeks to minutes free of typo errors . • Any modification in the financial statements will result in instant update of the SEC financial report without human involvements . • Consistency checking helps users quickly pinpoint inconsistencies in the report . • Fast Turnaround . • Zero Learning Curve .

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PRODUCT • An Add - on software developed by Focus Universal team for Microsoft Office 365 allows company’s CPA or CFOs to prepare the SEC financial reports instantly . • Open your previous year financial report . • With Focus Universal's software, users can effortlessly upload their current financial statements, make 2 or 3 clicks of your keyboard, and Microsoft Office 365 automatically updates their SEC financial reports in a matter of minutes . • This streamlined process not only saves time but also ensures accuracy . • T he software is capable of detecting and correcting any potential typo errors . • You can savor your coffee while your computer auto populate the all financial data for you .

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MARKET SIZE • Financial Reporting Software Market size in USA was valued at USD 13 , 937 . 21 Million in 2022 and is projected to reach USD 36 , 556 . 79 Million by 2030 , growing at a CAGR of 12 . 81 % from 2024 to 2030 . • The complexity and volume of financial data, the limiting capabilities of current spreadsheet solutions, the rising cost of compliance, and the expanding demand for such software are the main reasons propelling the growth of the financial reporting software sector . • Superior financial reporting software has become an urgent necessity in order to lower accounting costs and boost efficiency . • The entire world financial reporting software market are much larger . • The technology developed by Focus Universal can also be leveraged across various sectors such as logistics, healthcare providers, insurance companies and others, where labor - intensive data entry tasks are prevalent .

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BUSINESS MODEL • Subscription Model • The users pay both the software installation fee and monthly subscription fees. • One time installation fee: $1500. • Monthly subscription fee: $300 per user.

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UNDERLYING MAGIC • Proprietary software with patent pending technology. • A utomated AI - driven data entry solutions • OneTouch solution

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COMPETITION • Insightsoftware : Revenue : $ 385 million, concentrates on SEC reporting process design and offers a full - service solution for XBRL ( eXtensible Business Reporting Language) submission . • Workvia : market Capital $ 4 . 63 billion, revenue : $ 630 million, specializes in streamlining processes, connecting data and teams, and ensuring consistency in a secure, audit - ready, cloud platform • Toppan Merrill : Revenue : $ 1 . 02 billion offers Bridge, a single, secure, integrated SaaS platform that connects a company’s team, data, and documents . Their focus is on providing a unified platform for handling various aspects of financial reporting, making it easier for teams to collaborate and maintain compliance . • All of these reporting providers employ the manual data entry approach . • Focus Universal Inc offer ed automated AI - driven data entry solutions to intricate the problem .

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BETTER OR DIFFERENT • Distinguished from current SEC financial reporting providers’ manual data entry approach . Focus Universal Inc offer ed automated AI - driven data entry solutions to intricate the problem . • Reduced the preparation time from weeks to minutes free of typo errors . • Any modification in the financial statements will result in instant update of the SEC financial report without human involvements . • Consistency checking helps users quickly pinpoint inconsistencies in the report . • Fast Turnaround . • Zero Learning Curve . • One touch solution instead of hundreds of functions .

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MARKET PLAN • By collaborating with Big Four Accounting Firms, our software has the potential to reduce their auditing time, enabling their clients to submit their financial reports earlier rather than at the last minute, This helps increase Big Four’s client retention rate by reducing the occurrence of late fillings, • We conduct demos for public CFOs at investment conferences and finalize contracts during these events, • We collaborate with auditing firms, securities attorneys, filling agents, stock transfer agents to market the software, • Direct Sales, • Social media marketing .

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TEAM Dr . Desheng Wang , Focus Universal CEO, Ph . D . in Chemistry at Emory University in 1994 . a senior research fellow at California Institute of Technology from 1994 - 2011 . Dr. Edward Lee , Focus Universal Chairman of the Board of Directors, Ph.D. in Mathematics at University of Florida in 1991. CEO of AIDP, a leading supplier of dietary supplement ingredients. Irving Kau , Focus Universal CFO, a former Managing Partner of both Elementz Ventures and KW Capital Partners . CFO of an AgBiotech company Origin Agritech Limited (Nasdaq : SEED) . A graduate degree from Rice University and pursued a PhD degree in Business Strategy (economics) at USC . Carine Clark , an independent director of Focus Universal . Lumio Chief Innovation office, Chair of the Governor’s Office of Economic Opportunity for Utah, executive chairman of Domo (Nasdaq : DOMO) . Michael Pope , a director of Focus Universal, former CEO and Chairman at Boxlight Corporation (Nasdaq: BOXL) Sean Warren , an independent director of Focus Universal, He brings a wealth of expertise with strengths in software development, cloud management, enterprise infrastructure development and full spectrum of IT compliance, former director of cloud operations at Domo, the VP of Global Platform Services at Cotiviti . FU1

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MILESTONES • The software has been developed and utilized to prepare Focus Universal current 10 - K report this year . • Ready for Demo and commercialization .

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